                                                                    Exhibit 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                           For the Determination Date
                              For the 52nd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling andServicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:


1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
     Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement.References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and
     Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is December 12, 2001, which is a Determination
     Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                            $100,861,237.93

         (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
              Finance Charge Receivables) was                                        $11,289,267.88

         (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of
              Principal Receivables) was                                             $89,571,970.05

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                    $801,725,426.10

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying
     Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                    $87,089,703.79

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11.Monthly Period Trust Activity
(a)Trust Activity                                        Total Trust
================================================       ==============
Beginning Aggregate Principal Receivables              787,934,543.66
Beginning Excess Funding Account Balance                         0.00
Beginning Total Principal Balance                      787,934,543.66
Collections of Finance Charge Receivables               11,289,267.88
Discount Percentage                                              0.00
Discount Option Receivables Collections                          0.00
Net Recoveries                                                   0.00
Total Collections of Finance Charge Receivables         11,289,267.88
Total Collections of Principal Receivables              89,571,970.05
Net Default Amount                                       2,580,470.21
Minimum Aggregate Principal Receivables Balance        700,000,000.00
Ending Aggregate Principal Receivables                 787,089,703.79
Ending Excess Funding Account Balance                            0.00
Ending Total Principal Balance                         787,089,703.79

(b)Series Allocations (as of 11/30/01)                  Series 1997-1       Series 1998-1          All Series
=================================================      =========================================================
Group Number                                                 1                    2
Investor Interest                                       298,313,250.00       400,000,000.00       698,313,250.00
Adjusted Investor Interest                              272,363,250.00       400,000,000.00       672,363,250.00
Principal Funding Account Balance                        25,950,000.00                 0.00       25,950,000.00
Minimum Transferor Interest                                                                       55,096,279.27

(c)Group I Allocations                                  Series 1997-1       Total Group I
=================================================      =========================================================
Investor Finance Charge Collections                       4,316,692.72         4,316,692.72

Investor Monthly Interest                                 1,483,497.62         1,483,497.62
Investor Monthly Fees (Servicing Fee)                       340,454.06           340,454.06
Investor Default Amounts                                    982,494.16           982,494.16
Investor Additional Amounts                                       0.00                 0.00
Total                                                     2,806,445.84         2,806,445.84

Reallocated Investor Finance Charge Collections           4,316,692.72         4,316,692.72
Available Excess                                          1,510,246.88         1,510,246.88

12.Series 1997-1 Certificates

                                                             Series 1997-1         All Other          Transferor's
(a)Investor/Transferor Allocations             Trust            Interest            Series             Interest
===================================================================================================================
Beginning Investor/Transferor Amounts     787,934,543.66    272,363,250.00     400,000,000.00        115,571,293.66
Beginning Adjusted Investor Interest      787,934,543.662    72,363,250.00     400,000,000.00
Floating Investor Percentage100.000000%        38.074230%       50.765640%
Fixed Investor Percentage                     100.000000%       38.074230%         50.765640%
Collections of Finance Chg. Receivables     11,289,267.88     4,316,692.72       5,715,992.54
Collections of Principal Receivables        89,571,970.05    34,103,837.89      45,471,783.85
Net Default Amount                           2,580,470.21       982,494.16       1,309,992.22

Ending Investor/Transferor Amounts         787,089,703.79   244,616,861.25     400,000,000.00        142,472,842.54

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                     Collateral
(b)Monthly Period Funding Requirements          Class A            Class B           Interest           Total
===================================================================================================================
Principal Funding Account                  25,950,000.00             0.00                 0.00        25,950,000.00
Principal Funding Investment Proceeds          27,373.64             0.00                 0.00            27,373.64
Withdrawal from Reserve Account                     0.00             0.00                 0.00                 0.00
Available Reserve Account Amount            1,297,500.00             0.00                 0.00         1,297,500.00
Required Reserve Account Amount             1,297,500.00             0.00                 0.00         1,297,500.00

Coupon                                          6.15000%         6.35000%             2.68000%             7.27749%
Floating Investor Percentage                   32.93421%         2.66520%             2.47482%            38.07423%
Fixed Investor Percentage                      32.93421%         2.66520%             2.47482%            38.07423%
Investor Monthly Interest                   1,329,937.50       111,125.00            42,435.12         1,483,497.62
Overdue Monthly Interest                            0.00             0.00                 0.00                 0.00
Additional Interest                                 0.00             0.00                 0.00                 0.00
  Total Interest Due                        1,329,937.50       111,125.00            42,435.12         1,483,497.62
Investor Default Amounts                      849,857.48        68,774.69            63,861.99           982,494.16
Investor Monthly Fees                         291,937.50        26,250.00            22,266.56           340,454.06
Investor Additional Amounts                         0.00             0.00                 0.00                 0.00
  Total Due                                 2,471,732.48       206,149.69           128,563.67         2,806,445.84

                                                                                    Collateral
(c)Certificates-Balances and Distributions   Class A             Class B            Interest           Total
===================================================================================================================
Beginning Investor Interest               233,550,000.00    21,000,000.00         17,813,250.00      272,363,250.00
Monthly Principal-Prin. Funding Account    25,950,000.00             0.00                  0.00       25,950,000.00
Principal Payments                                  0.00             0.00          1,796,388.75        1,796,388.75
Interest Payments                           1,329,937.50       111,125.00             42,435.12        1,483,497.62
Total Payments                             27,279,937.50       111,125.00          1,838,823.87       29,229,886.37
Ending Investor Interest                  207,600,000.00    21,000,000.00         16,016,861.25      244,616,861.25

(d)Information regarding Payments in respect of the Class A Certificates
(per $1,000 original certificate principal amount)
   1. Total Payment                                                                                        5.125000
   2. Amount of Payment in respect of Class A Monthly Interest                                             5.125000
   3. Amount of Payment in respect of Class A Overdue Monthly Interest                                     0.000000
   4. Amount of Payment in respect of Class A Additional Interest                                          0.000000
   5. Amount of Payment in respect of Class A Principal                                                    0.000000

(e)Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
   1. Total Amount of Class A Investor Charge-Offs                                                             0.00
   2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                  0.00
   3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                       0.00
   4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
      principal amount                                                                                         0.00
   5. The amount, if any, by which the outstanding Principal Balance of the Class A
      Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
      transactions on such Distribution Date                                                                   0.00

(f)Information regarding Payments in respect of the Class B Certificates
   (per $1,000 original certificate principal amount)
   1. Total Payment                                                                                        5.291667
   2. Amount of Payment in respect of Class B Monthly Interest                                             5.291667
   3. Amount of Payment in respect of Class B Overdue Monthly Interest                                     0.000000
   4. Amount of Payment in respect of Class B Additional Interest                                          0.000000
   5. Amount of Payment in respect of Class B Principal                                                    0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)

(g)Amount of reductions in Class B Investor Interest pursuant to clauses(c),(d) and (e) of the definition of Class B Investor Interest
   1. Amount of reductions in Class B Investor Interest                                                        0.00
   2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount       0.00
   3. Total amount reimbursed in respect of reductions of Class B Investor Interest                            0.00
   4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
      certficate principal amount                                                                              0.00
   5. The amount, if any, by which the outstanding Principal Balance of the Class B
      Certificates exceeds the Class B Investor Interest after giving effect to all
      transactions on such Distribution Date                                                                   0.00

(h)Information regarding the Distribution in respect of the Collateral Interest
   (per $1,000 original certificate principal amount)
   1. Total distribution                                                                                  94.298660
   2. Amount of distribution in respect of Collateral Monthly Interest                                     2.176160
   3. Amount of distribution in respect of Collateral Overdue Interest                                     0.000000
   4. Amount of distribution in respect of Collateral Monthly Principal                                   92.122500

(i)Amount of reductions in Collateral Interest pursuant to clauses (c),(d), and (e) of the definition of Collateral Interest
   1. Amount of reductions in Collateral Interest                                                              0.00
   2. Total amount reimbursed in respect of reductions of Collateral Interest                                  0.00

(j)Application of Reallocated Investor Finance Charge Collections
   1. Class A Available Funds                                                                          3,737,948.60

      a. Class A Monthly Interest                                                                      1,329,937.50
      b. Class A Overdue Monthly Interest                                                                      0.00
      c. Class A Additional Interest                                                                           0.00
      d. Class A Servicing Fee                                                                           291,937.50
      e. Class A Investor Default Amount                                                                 849,857.48
      f. Excess Spread                                                                                 1,266,216.12

   2. Class B Available Funds                                                                            300,090.05

      a. Class B Monthly Interest                                                                        111,125.00
      b. Class B Overdue Monthly Interest                                                                      0.00
      c. Class B Additional Interest                                                                           0.00
      d. Class B Servicing Fee                                                                            26,250.00
      e. Excess Spread                                                                                   162,715.05

   3. Collateral Holder Available Funds                                                                  278,654.07

      a. Excess Spread                                                                                   278,654.07

   4. Total Excess Spread                                                                              1,707,585.24

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k)Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
   1. Beginning Excess Spread                                                                          1,707,585.24
   2. Excess Finance Charge Collections                                                                        0.00
   3. Applied to fund Class A Required Amount                                                                  0.00
   4. Unreimbursed Class A Investor Charge-Offs                                                                0.00
   5. Applied to fund Class B Required Amount                                                             68,774.69
   6. Reductions of Class B Investor Interest treated as Available Principal Collections                       0.00
   7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                       42,435.12
   8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee      22,266.56
   9. Collateral Investor Default Amount treated as Available Principal Collections                       63,861.99
  10. Reductions of Collateral Interest treated as Available Principal Collections                             0.00
  11. Deposit to Reserve Account (if required)                                                                 0.00
  12. Applied to other amounts owed to Collateral Interest Holder                                              0.00
  13. Balance to constitute Excess Finance Charge Collections for other series                         1,510,246.88

13.Trust Performance
(a)Delinquencies
   1. 30-59 days                                                                                      11,181,156.25
   2. 60-89 days                                                                                       6,412,824.11
   3. 90 days and over                                                                                10,464,077.40
   4. Total 30+ days delinquent                                                                       28,058,057.76

(b)Base Rate
   a. Current Monthly Period                                                                               7.96754%
   b. Prior Monthly Period                                                                                 7.97415%
   c. Second Prior Monthly Period                                                                          8.01223%
(c)Three Month Average Base Rate                                                                           7.98464%

(d)Portfolio Yield (gross portfolio yield less net defaults)
   a. Current Monthly Period                                                                              13.41220%
   b. Prior Monthly Period                                                                                13.63343%
   c. Second Prior Monthly Period                                                                         12.84116%
(e)Three Month Average Portfolio Yield                                                                    13.29560%

(f)Excess Spread Percentage
   a. Current Monthly Period                                                                               6.04099%
   b. Prior Monthly Period                                                                                 6.15929%
   c. Second Prior Monthly Period                                                                          5.32894%
(g)Three Month Average Excess Spread Percentage                                                            5.84307%

(h)Monthly Payment Rate (total collections/beginning aggregate principal receivables)                     12.80071%

(i)Portfolio Adjusted Yield                                                                                5.44466%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of December.

                           First USA Bank, National Association, as Servicer

                           By:/s/ Tracie Klein
                              --------------------------------

                           Name: Tracie Klein
                           Title: First Vice President